Exhibit 99.1

Discover Bank Commences Exchange Offer for

Outstanding Subordinated Notes Due 2019 from Eligible Holders

NEW CASTLE, Del., October 19, 2012 (BUSINESS WIRE) — Discover Bank (the “Bank”) announced today the commencement of a private offer to exchange its outstanding subordinated notes as set forth in the table below (the “Bank Notes”) for new senior notes of its parent company Discover Financial Services (“DFS”) due November 21, 2022 (the “DFS Notes”) and cash (the “Exchange Offer”).

The Exchange Offer is being conducted by the Bank upon the terms and subject to the conditions set forth in a confidential offering memorandum, dated October 19, 2012, and related letter of transmittal. The Exchange Offer is only extended, and copies of the offering documents will only be made available, to a holder of Bank Notes that has certified its status as (1) a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”) or (2) (A) a person who is not a “U.S. person” as defined in Regulation S under the Securities Act and (B) if resident and/or located in any Member State of the European Economic Area which has implemented provisions of the Directive 2003/71/EC (as amended, including pursuant to Directive 2010/73/EU, the “Prospectus Directive”), a qualified investor as defined in Article 2.1(e) of the Prospectus Directive (each, an “Eligible Holder”).

The following table sets forth the Bank Notes that are subject to the Exchange Offer:

CUSIP Number	Title of Security	Principal Amount Outstanding	Exchange Offer Cap
25466AAA9	8.70% Subordinated Notes Due 2019	$700,000,000	$500,000,000

Upon the terms and subject to the conditions of the Exchange Offer, the Bank will make offers to Eligible Holders to exchange outstanding Bank Notes for DFS Notes and cash, up to an aggregate principal amount of Bank Notes not to exceed $500 million (the “Exchange Offer Cap”).

If an aggregate principal amount of the Bank Notes is validly tendered and not validly withdrawn in excess of the Exchange Offer Cap, the Bank will accept for exchange only an aggregate principal amount of the Bank Notes not to exceed the Exchange Offer Cap on a pro rata basis, as described in the confidential offering memorandum.

The Exchange Offer is subject to certain conditions, including the requirement that a minimum of $250 million aggregate principal amount of DFS Notes be issued in exchange for Bank Notes validly tendered and not validly withdrawn.

Eligible Holders who validly tender and who do not validly withdraw their Bank Notes prior to 5:00 p.m., New York City time, on November 1, 2012, subject to any extension by the Bank, will receive an early exchange premium equal to $50.00 per $1,000 principal amount of Bank Notes.

The Exchange Offer will expire at 11:59 p.m., New York City time, on November 16, 2012, unless extended by the Bank. Tenders of Bank Notes in the Exchange Offer may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on November 1, 2012, subject to extension by the Bank, but not thereafter, unless additional withdrawal rights are required by law.

The DFS Notes will not be registered under the Securities Act or any state securities laws. Therefore, the DFS Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. DFS will enter into a registration rights agreement with respect to the DFS Notes.

Documents relating to the Exchange Offer will only be distributed to holders of the Bank Notes that complete and return a letter of eligibility confirming that they are Eligible Holders. Holders of the Bank Notes that desire to review the eligibility letter may visit the website for this purpose at http://www.dfking.com/discover or contact D.F. King & Co., Inc., the information agent for the Exchange Offer, by calling toll-free (800) 859-8509 or at (212) 269-5550 (banks and brokerage firms).

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offer is being made solely by the confidential offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Contacts:

Investors:

William Franklin, 224-405-1902

williamfranklin@discover.com

Media:

Jon Drummond, 224-405-1888

jondrummond@discover.com

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, the Bank’s forward-looking statements. Words such as “expects,” “anticipates,” believes,” “estimates” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Forward-looking statements speak only as of the date of this press release, and the Bank undertakes no obligation to update any forward-looking statement.

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